Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Windtree Therapeutics, Inc. on:

1)	Form S-1 (Nos. 333-217161, 333-231128, 333-235977, 333-236085, 333-269775) of Windtree Therapeutics, Inc. and in related Prospectuses,
2)	Form S-1MEF No. 333-271342 of Windtree Therapeutics, Inc. and in related Prospectuses,
3)	Form S-3 No. 333-261878 of Windtree Therapeutics, Inc. and in related Prospectuses,
4)

Form S-3 (Nos. 333-133786, 333-139173, 333-151536, 333-156237, 333-187934, 333-193490, 333-277073 and 333-272095) of Windtree Therapeutics, Inc. and in related Prospectuses, pertaining to the shares of common stock to be offered for resale by a selling stockholder,

5)	Form S-8 (Nos. 333-180497, 333-184277, 333-189966, 333-197139, 333-209141, 333-224338, and 333-230907) pertaining to the Windtree Therapeutics, Inc. 2011 Long-Term Incentive Plan,
6)	Form S-8 No. 333-148028 pertaining to the Windtree Therapeutics, Inc. 2007 Long-Term Incentive Plan,
7)

Form S-8 (Nos. 333-33900, 333-55900, 333-67422, 333-100824, 333-109274, 333-116268, 333-127790, 333-138476, 333-208879, 333-209141 and 210464) pertaining to the Amended and Restated 1998 Stock Incentive Plan of Windtree Therapeutics, Inc.,

8)

Form S-8 No. 333-59945 pertaining to the Amended and Restated 1998 Stock Incentive Plan of Windtree Therapeutics, Inc., the 1996 Stock Option/Stock Issuance Plan of Windtree Therapeutics, Inc., and the 1996 Stock Option/ Stock Issuance Plan of Acute Therapeutics, Inc.,

9)

Form S-8 (Nos. 333-110412, 333-137643, 333-156443, 333-164470, 333-165809, 333-169662, 333-173259, Form S-8 No.333-180497, 333-187486, 333-191502, 333-197139, 333-201478, 333-208879, and 333-209141) pertaining to the 401(k) Plan of Windtree Therapeutics, Inc.,

10)	Form S-8 (Nos. 333-253065, 333-265053, 333-272096 and 333-274271) pertaining to the Windtree Therapeutics, Inc. 2020 Equity Incentive Plan, and
11)	Form S-8 (Nos. 333-253067 and 333-265054) pertaining to certain Non-Qualified Stock Option Inducement Awards of our report dated April 16, 2024, on our audits of the financial statements as of December 31, 2023 and 2022 and for each of the years then ended, which report is included in this Annual Report on Form 10-K to be filed on or about April 16, 2024. Our report includes an explanatory paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Philadelphia, Pennsylvania

April 16, 2024